UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 12, 2010

                           ZYGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0864500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, CT		06455-0448
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(860) 347-8506

                                        Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On November 16, 2010, Zygo Corporation closed on the acquisition of substantially all the assets of ASML US, Inc.’s Richmond, California facility, including high precision optical machining and polishing equipment, work-in-process inventory and a 60,000 square-foot facility in Richmond, California. The purchase price paid by Zygo is the net book value of the acquired assets, including current work-in-process inventory. In conjunction with the acquisition, Zygo entered into a long-term supply agreement with ASML. In a press release dated November 16, 2010, Zygo announced the closing of the acquisition. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press Release, dated November 16, 2010, issued by Zygo Corporation which announced the acquisition of assets of ASML US Inc. Richmond Optics facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: November 18, 2010	By:	/s/ John A. Tomich
Name: John A. Tomich Title: Vice President, Secretary and General Counsel

EXHIBIT INDEX

99.1	Press Release, dated November 16, 2010, issued by Zygo Corporation which announced the acquisition of assets of ASML US Inc. Richmond Optics facility.